SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                              ---------------------

                                    FORM 8-K

              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 January 6, 1999
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                            Vulcan Materials Company
                            ------------------------
             (Exact name of registrant as specified in its charter)




   New Jersey                     1-4033                      63-0366371
   ----------                 ----------------               -----------
(State or other               (Commission File              (IRS Employer
jurisdiction of                  Number)                  Identification No.)
incorporation)




                 One Metroplex Drive, Birmingham, Alabama             35209
                 ----------------------------------------             -----
                 (Address of principal executive offices             (Zip Code)




       Registrant's telephone number, including area code: (205) 877-3000
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

ITEM 5.  ACQUISITION OR DISPOSITION OF ASSETS.

            On January 6, 1999, Vulcan Materials Company ("Parent"), a New Jersey corporation, became the owner of all of the capital stock of CalMat Co., a Delaware corporation (the "Company"), pursuant to the merger (the "Merger") of ALB Acquisition Corporation ("Purchaser"), a Delaware corporation and wholly-owned subsidiary of Parent, with and into the Company with the Company as the surviving corporation. At the effective time of the Merger (the "Effective Time"), the Company became a wholly-owned subsidiary of Parent. Prior to the Merger, the Company was a producer of construction aggregates, asphalt and ready-mixed concrete. Parent presently intends that the Company will continue its business in substantially the same manner.

            The Merger was consummated pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 14, 1998, by and among Parent, Purchaser and the Company. Prior to the Merger, Parent consummated a tender offer (the "Offer") to purchase all outstanding shares of Common Stock, par value $1.00 per share (the "Shares") of the Company, and the associated common share purchase rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 14, 1987, as amended as of October 26, 1992, July 22, 1997 and November 14, 1998 between the Company and First Chicago Trust Company of New York, as Rights Agent (as the same may be amended, the "Rights Agreement"), at a purchase price of $31.00 per Share (and associated Right), net to the seller in cash without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 20, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together with the Offer to Purchase constituted the "Offer"). On January 6, 1999, the Purchaser accepted for payment, pursuant to the Offer, 22,676,286 Shares. At the expiration of the Offer, Parent owned 37,020 Shares. As of the Effective Time, each issued and outstanding Share (other than Shares owned by the Company or any subsidiary of the Company, or by Parent, the Purchaser, or any other subsidiary of Parent, which Shares were canceled with no consideration delivered in exchange therefor, and other than Shares, if any, held by any stockholders who are entitled to and who properly exercise appraisal rights under the General Corporation Law of the State of Delaware) was, by virtue of the Merger and without any action by the holder thereof, converted into the right to receive the Offer Price, payable to the holder thereof, upon the surrender of the certificate formerly representing such Share. Total payments to former stockholders of the Company in the Offer and the Merger are expected to be approximately $736 million in cash. The sources of funds used in this acquisition of the Company included cash on hand and short-term borrowings.

            The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Offer to Purchase filed by Parent and the Purchaser as an exhibit to their Tender Offer Statement on Schedule 14D-1, as amended, a copy of which is filed as Exhibit 1 hereto, and the Merger Agreement, a copy of which is filed as Exhibit 2 hereto. A copy of the press release announcing the completion of the Offer is filed as Exhibit 3 hereto. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 4 and is incorporated herein by reference.

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

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND
         EXHIBITS

(a) Financial statements for the Company will be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to have been filed.

(b) Pro forma financial information for the Company that would be required pursuant to Article 11 of Regulation S-X will be filed by amendment to this Form 8-K not later than 60 days after the date that this Form 8-K was required to have been filed.

(c) Exhibits

             1. Offer to Purchase, dated November 20, 1998 (incorporated by reference to Exhibit (a)(1) to the Tender Offer Statement on
             Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             2. Agreement and Plan of Merger, dated as of November 14, 1998 (incorporated by reference to Exhibit (c)(1) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             3. Press Release, dated January 4, 1999 (incorporated by reference to Exhibit (a)(9) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             4. Press Release, dated January 7, 1999.

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

                                   SIGNATURES


            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.


                                       VULCAN MATERIALS COMPANY
                                       ------------------------
                                             (Registrant)


                                       By: /s/ William F. Denson, III
                                          ---------------------------
                                          Name: William F. Denson, III
                                          Title: Senior Vice President, Law and
                                                 Secretary




Dated:  January 7, 1999


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

                         VULCAN MATERIALS COMPANY

                        Current Report on Form 8-K

                               Exhibit Index
                               -------------

             1. Offer to Purchase, dated November 20, 1998 (incorporated by reference to Exhibit (a)(1) to the Tender Offer Statement on
                Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             2. Agreement and Plan of Merger, dated as of November 14, 1998
                (incorporated by reference to Exhibit (c)(1) to the Tender Offer Statement on Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             3. Press Release, dated January 4, 1999 (incorporated by
                reference to Exhibit (a)(9) to the Tender Offer Statement on
                Schedule 14D-1 of Parent and the Purchaser, dated November 20, 1998, as amended).

             4. Press Release, dated January 7, 1999.








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